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                                                                  EXHIBIT 9(gg)

                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated September 21, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Pruco Life Insurance Company, an Arizona life insurance company and Pruco Securities Corporation, a New Jersey corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   "SCHEDULE A


FUNDS AVAILABLE UNDER   SEPARATE ACCOUNTS              POLICIES FUNDED BY THE
THE POLICIES            UTILIZING THE FUNDS            SEPARATE ACCOUNTS
---------------------   ----------------------------   ------------------------
AIM V.I. Growth and     Pruco Life Flexible Premium    Discovery Select Annuity
    Income Fund         Variable Annuity Account,      Contract
AIM V.I. Value Fund     established June 16, 1995

AIM V.I. Value Fund     Pruco Life Variable            Variable Universal Life
                        Appreciable Account,           Insurance Policy
                        established January 13, 1984

AIM V.I. Value Fund     Pruco Life Variable            PruSelect I Variable
                        Universal Account,             Universal Life Policy
                        established April 17, 1989


AIM V.I. Value Fund     Pruco Life Variable            PruSelect II Variable
                        Universal Account,             Universal Life Policy"
                        established April 17, 1989

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:     August 1, 1998
               -------------------



                                             AIM VARIABLE INSURANCE FUNDS, INC.



Attest:  /s/ NANCY L. MARTIN                 By:    /s/ ROBERT H. GRAHAM
       ----------------------                   ----------------------------
Name:    Nancy L. Martin                     Name:  Robert H. Graham
Title:   Assistant Secretary                 Title: President

(SEAL)


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                                         A I M DISTRIBUTORS, INC.



Attest: /s/ NANCY L. MARTIN              By:    /s/ MICHAEL J. CEMO
       ----------------------               ----------------------------
Name:   Nancy L. Martin                  Name:  Michael J. Cemo
Title:  Assistant Secretary              Title: President


(SEAL)


                                          PRUCO LIFE INSURANCE COMPANY


Attest: /s/ THOMAS C. CASTANO             By:    /s/ ESTHER H. MILNES
       ----------------------                ----------------------------
Name:   Thomas C. Castano                 Name:  Esther H. Milnes
Title:  Assistant Secretary               Title: President


(SEAL)


                                           PRUCO SECURITIES CORPORATION


Attest: /s/ THOMAS C. CASTANO              By:    /s/ RICHARD A . TOPP
       ----------------------                 ----------------------------
Name:   Thomas C. Castano                  Name:  Richard A. Topp
Title:  Assistant Secretary                Title: President


(SEAL)



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